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                             CONSULTING AGREEMENT
                             --------------------


         AGREEMENT made this 8th day of May, 1998, by and between EH Associates, a consulting firm domiciled in the State of New York hereinafter referred to as the "Consultant", and Sureal International, Inc. whose principal place of business is located at in Orem, Utah hereinafter referred to as "Company."

         WHEREAS, the Company desires to engage the services of the Consultant to perform consulting services for the Company regarding as an independent contractor and not as an employee; and

         WHEREAS, Consultant desires to consult with the Board of Directors, the officers of the Company, and the administrative staff, and to undertake for the Company consultation as to the direction of certain functions in said management of;

         NOW, THEREFORE, it is agreed as follows:

 1. Term. The respective duties and obligations of the contracting parties shall be for a period of five years commencing on , 19 , and may be terminated by either party after three years by giving ninety (90) days' written notice to the other party at the addresses stated above or at an address chosen subsequent to the execution of this agreement and duly communicated to the party giving notice. This Agreement shall automatically renew each year thereafter, unless either party gives sixty
     (60) days written notice to the other party of his intent not to renew for an additional period.

 2. Consultations. Consultant shall be available to consult with the Board of Directors, the officers of the Company, and the heads of the administrative staff, at reasonable times, concerning matters pertaining to the organization of the administrative staff, the fiscal policies of the Company, the relationship of the Company with its employees or with any organization representing its employees, and, in general, the important problems of concern in the business affairs of the Company. Consultant shall not represent the Company, its Board of Directors, its officers or any other members of the Company in any transactions or communications nor shall Consultant make claim to do so.

3. Liability. With regard to the services to be performed by the Consultant pursuant to the terms of this agreement, the Consultant shall not be liable to the Company, or to anyone who


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     may claim any right due to any relationship with the Corporation, for any acts or omissions in the performance of services on the part of the Consultant or on the part of the agents or employees of the Consultant, except when said acts or omissions of the Consultant are due to willful misconduct or gross negligence. The Company shall hold the Consultant free and harmless from any obligations, costs, claims, judgments, attorneys' fees, and attachments arising from or growing out of the services rendered to the Company pursuant to the terms of this agreement or in any way connected with the rendering of services, except when the same shall arise due to the willful misconduct or gross negligence of the Consultant and the Consultant is adjudged to be guilty of willful misconduct or gross negligence by a court of competent jurisdiction.

4. Compensation. The Consultant shall receive compensation from the Company for the performance of the services to rendered to the Company pursuant to the terms of the agreement of not less than $75,000 per year payable in monthly instalments. In addition, the Company shall reimburse the Consultant per diem for any reasonable out of pocket expenses incurred by the Consultant pursuant to the terms of this agreement. Consultant shall be paid a bonus or success fee, as determined by the Board of Directors or the Compensation Committee thereof, for strategic acquisitions or mergers in which Consultant participates. The compensation set forth in this Agreement shall be adjusted if Consultant consistently devotes more than eight business days a month to serving the Company.

5. Arbitration. Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration in accordance of the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) shall be entered in any court having jurisdiction thereof. For that purpose, the parties hereto consent to the jurisdiction and venue of an appropriate court located in Suffolk County, State of New York. In the event that litigation results from or arises out of -- this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled. In such event, no action shall be entertained by said court or any court of competent jurisdiction if filed more than one year subsequent to the date the cause(s) of action actually accrued regardless of whether damages were otherwise as of said time calculable.

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     IN WITNESS WHEREOF, the parties have hereunto executed this Agreement on the_____________day of_______________, 19____.


                                              "Company"


-----------------------                       -------------------------------
Witness                                        Company Name

-----------------------                        By:
Witness                                           ---------------------------


                                               "Consultant"



-----------------------                        ------------------------------
Witness                                        Firm's Name (if applicable)

-----------------------                        By:
Witness                                           ---------------------------





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